Exhibit 99.1

NTN Buzztime, Inc. Announces Appointment of Mark D. Buckner as New Director

CARLSBAD, Calif., Nov. 8 — NTN Buzztime, Inc. (Amex: NTN), a leading developer and distributor of Play Along TV® entertainment and technology, announced today that Mark D. Buckner, Managing Director of Proven Execs LLC, has been appointed to serve on the Company’s Board of Directors, effective November 7, 2006.

Mr. Buckner is presently serving as Director and Audit Committee Chairman of the publicly traded Path 1 Network Technologies Inc., and is a Board Director and Chief Financial Officer of two privately held companies. He is a member of National Association of Corporate Directors, American Society of Corporate Secretaries, Corporate Directors Forum and San Diego Venture Group. He is a graduate of Southern Methodist University where he received a Bachelor of Business Administration degree and the UCLA Anderson School’s Director Training and Certification Program.

“The company is pleased to welcome Mr. Buckner as our new member of the Board. He comes to us with an impressive business background which includes extensive management and financial experience,” said Barry Bergsman, Chairman of the Board. “We are confident that he will be a valuable voice on the Board. Mr. Buckner will also be bringing his considerable financial and regulatory acumen to the Audit Committee, where he will serve as its new Chairperson.”

“I look forward to contributing to the NTN Buzztime Board,” Buckner added. “I have spent the last 22 years financing and building emerging growth companies, and see an exciting future for NTN Buzztime.”

Mr. Buckner began his career practicing public accounting with a national accounting firm for seven years and then joined a venture capital firm where he financed emerging growth companies for five years as Chief Financial officer and General Partner. Since 1989, Mr. Buckner has served as a senior finance or operations executive for three public and numerous private companies in the communications, software and services industry. While serving as the Chief Financial Officer and Director for the communication service companies of U.S. Long Distance Corp. (from 1988 through 1993) and Communications TeleSystems International (from 1995 through 1998), he supported the fifty-fold increase in revenue at both companies through directing the financing strategies as well as accounting, human resource, corporate governance, and management reporting systems.

About NTN Buzztime, Inc.

Based in Carlsbad, CA, NTN Buzztime, Inc. has been a leader in interactive television entertainment for over 20 years and distributes its Play Along TV games and technology through numerous platforms including its own Buzztime iTV Network, which is available on TVs in over 4,000 restaurants, sports bars and pubs throughout North America and the United Kingdom, as well as cable TV, satellite TV, mobile phones, electronic games and books. For more information, please see www.buzztime.com.

NTN Buzztime cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors, which if they do not materialize or prove correct, could cause NTN Buzztime’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief, and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the rapidly changing and competitive nature of the interactive entertainment and game industry, as well as the wireless paging and software applications industries, customer acceptance and adoption of the company’s products and technology, unfavorable legislative and regulatory changes in the laws and regulations that govern games of skill and chance, risks related to ownership and enforcement of intellectual property, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in NTN Buzztime’s public filings with the Securities and Exchange Commission, available at www.sec.gov. NTN Buzztime, Inc. does not undertake to publicly update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it was made, even if experience or future changes show that the indicated results or events will not be realized.

Buzztime and Play Along TV are registered trademarks of NTN Buzztime, Inc.

CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

SOURCE NTN Buzztime, Inc.

CONTACT: Kendra Berger, Chief Financial Officer of NTN Buzztime, Inc., +1-760-438-7400,

Kendra.Berger@ntn.com/

Web site: http://www.buzztime.com /

Web site: http://www.ntnbuzztime.com/